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                                                                      EXHIBIT 11

                      PFIZER INC. AND SUBSIDIARY COMPANIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)

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                                                                                                      Year Ended December 31,
                                                                                                      -----------------------
                                                                                                      1996         1995       1994
                                                                                                     ------       ------     ------
                                                                                                   (millions, except per share data)
Earnings:
   Income from continuing operations........................................................         $1,929       $1,554     $1,276
   Discontinued operations..................................................................              -           19         22
                                                                                                     ------       ------     ------
   Net income...............................................................................         $1,929       $1,573     $1,298
                                                                                                     ======       ======     ======

Primary:
  Weighted average shares:
        Weighted average number of common shares outstanding................................            624          615        611
        Common share equivalents (a)........................................................             20           15          9
                                                                                                     ------       ------     ------
        Weighted average number of common shares and common share equivalents...............            644          630        620
                                                                                                     ======       ======     ======


  Earnings per common share:
        Income from continuing operations...................................................          $2.99        $2.47      $2.05
        Discontinued operations.............................................................              -          .03        .04
                                                                                                     ------       ------     ------
        Net income per common share.........................................................          $2.99        $2.50      $2.09
                                                                                                     ======       ======     ======


Fully Diluted:
  Weighted average shares:
        Weighted average number of common shares outstanding................................            624          615        611
        Common share equivalents and other dilutive securities..............................             21           16         10
                                                                                                     ------       ------     ------
        Weighted average number of common shares and common share equivalents...............            645          631        621
                                                                                                     ======       ======     ======


  Earnings per common share:
        Income from continuing operations...................................................          $2.99        $2.46      $2.05
        Discontinued operations.............................................................              -          .03        .04
                                                                                                     ------       ------     ------
        Net income per common share.........................................................          $2.99        $2.49      $2.09
                                                                                                     ======       ======     ======

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     (a) Common share equivalents applicable to stock options under the Stock and Incentive Plan.